FORM 8-K


SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

CURRENT REPORT



Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
December 30, 1997


APOLLO EYE GROUP, INC.
(Exact name of the small business issuer as specified in its charter)


Delaware                  0-23184         65-0257498
(State or other           (Commission     (I.R.S. Employer
jurisdiction of           File            Identification
incorporation or          Number)         No.)
organization)

2424 N. Federal Highway, Suite 405, Boca Raton, Florida  33431
(Address of Principal Executive Office)


(561) 395-5402
(Registrant's telephone number including area code)

INFORMATION TO BE INCLUDED IN THE REPORT


Items 1,2, 4, 5, 6 and 8 are not applicable and are omitted from this report.


Item 3.  Bankruptcy or Receivorship

On December 30, 1997, Voluntary Petitions for relief under
Chapter 11, Title 11 of the United States Bankruptcy Code were filed by Apollo Eye Group, Inc. and two of its subsidiaries, Apollo Eye Associates, Inc. and J. K.
Enterprises of Deerfield Beach, Inc., in the United States
Bankruptcy Court for the Southern District of Florida.
The cases will be jointly administered under Case Number
97-36593-BKC-PGH.

Item 7.   Financial Statements, Pro Forma Financial
Information and Exhibits

(a)       Financial Statements of Business Acquired.

	  Not Applicable.

(b)       Pro Forma Financial Information.

	  Not Applicable.

	  Exhibits

	  Exhibit 99 - Additional Exhibits - Press Release

SIGNATURES


Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 9, 1998         APOLLO EYE GROUP, INC.

			      By /s/
			      J. Richard Damron, Jr.
			      Chief Financial Officer

EXHIBIT 99

PRESS RELEASE


January 12, 1998

Apollo Eye Group, Inc. and two of its subsidiaries, Apollo
Eye Associates, Inc. and J. K. Enterprises of
Deerfield Beach, Inc. filed Voluntary Petition for relief under Chapter 11 of the United States Bankruptcy Code on
December 30, 1997 in the U.S. Bankruptcy Court for the
Southern District of Florida. The action was taken because of a large judgment against the Company in an age discrimination lawsuit (as previously announced by the Company), other legal claims for which the Company is responsible as a result of its August 1995 merger with United Vision Group, Inc. and other operational problems.

The Company's managed care subsidiaries, Apollo EyeCare
Management Corporation and Apollo Eye Group of Puerto
Rico, Inc. and a related entity, Optiplan, Inc., have not filed for bankruptcy protection.

Apollo expects to continue operations during its reorganization.

Apollo Eye Group, Inc. is a physician practice management company with 12 practice locations located in Dade, Broward and Palm Beach Counties, Florida, providing ophthalmic and optometric care. Apollo Eye Group, Inc. provides vision care insurance plans throughout Florida and Puerto
Rico.

Certain statements in this news release consist of forward looking statements that involve risks and uncertainties, including the Company's ability to complete a successful
Plan of Reorganization and other risks detailed from time to time in the reports filed by the Company with the Securities and Exchange Commission.

For further information contact:

J. Richard Damron, Jr.
Apollo Eye Group, Inc.
2424 North Federal Highway, Suite 405
Boca Raton, Florida  33431
Telephone:  (561) 395-5402
Telefax:  (561) 395-5989